CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 29, 2025, relating to the financial statements and financial highlights of Fort Pitt Capital Total Return Fund, a series of Exchange Place Advisors Trust, which are included in Form N-CSR for the year ended October 31, 2025, and to the references to our firm under the headings “Comparison of Service Providers” and “Appendix A - Financial Highlights” in the Combined Proxy Statement/Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 20, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 24, 2025, relating to the financial statements and financial highlights of Kovitz Core Equity ETF, a series of Valued Advisers Trust, which are included in Form N-CSR for the year ended October 31, 2025, and to the references to our firm under the headings “Comparison of Service Providers” and “Appendix A - Financial Highlights” in the Combined Proxy Statement/Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 20, 2026